UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF l934
SuccessFactors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3398453

(State of incorporation or organization)	(IRS Employer Identification No.)

1500 Fashion Island Blvd., Suite 300
San Mateo, California	94404

(Address of principal executive offices)	(Zip Code)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.001 par value per share	NYSE Arca, Inc.

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐
     Securities Act registration statement file number to which this form relates: 333-144758.
     Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
     SuccessFactors, Inc. (the “Registrant”) incorporates by reference the description of its common stock to be registered hereunder that is contained under the section entitled “Description of Capital Stock” as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-144758) as originally filed with the Securities and Exchange Commission on July 20, 2007, as subsequently amended (the “Form S-1”), and in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus will constitute a part of the Registrant’s Form S-1.
Item 2. Exhibits.
     In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed herewith because no other securities of the Registrant are registered on NYSE Arca, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 17, 2007	SUCCESSFACTORS, INC.
	By:	/s/ Bruce C. Felt, Jr.
Bruce C. Felt, Jr.
Chief Financial Officer